As filed with the Securities and Exchange Commission on April 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-2572419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2801 BUFORD HIGHWAY NE, SUITE 300

ATLANTA, GEORGIA 30329

(404) 321-7910

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive

offices)

Ben M. Palmer

President and Chief Executive Officer

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

(404) 321-7910

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

B. Joseph Alley, Esq.

Arnall Golden Gregory LLP

171 17th St. NW

Suite 2100

Atlanta, Ga 30363

(404) 873-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this document on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 23, 2025

PROSPECTUS

Marine Products Corporation

$ 150,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

and

24,414,029 shares of Common Stock offered by the Selling Stockholders

We may offer and sell from time to time shares of our common stock shares of our preferred stock, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $150,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).

In addition, the selling stockholders named in this prospectus may sell in one or more offerings pursuant to this registration statement up to 24,414,029 shares of our common stock. The selling stockholders may sell any or all of these shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our common stock is included under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. We may not use this prospectus to offer and sell securities without a prospectus supplement. These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock, par value $0.10 per share, is traded on the New York Stock Exchange under the symbol “MPX”.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See section titled “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2025.

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $150,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). This prospectus provides you with a general description of the securities we may offer. In addition, under this prospectus, the selling stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 24,414,029 shares of our common stock. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference”.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us, the selling stockholders and the securities offered pursuant to this prospectus. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. Neither we nor the selling stockholders are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We and the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. We, the selling stockholders and our respective agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer securities pursuant to this prospectus, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any related fee, commission or discount arrangements. See “Plan of Distribution”.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

In this prospectus, the terms “Marine Products,” the “Company,” “we,” “us” and “our” refer to Marine Products Corporation.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.marineproductscorp.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our common stock. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

➢	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on February 28, 2025;
➢	our Current Reports on Form 8-K filed on January 30, 2025 (here and here) and February 20, 2025; and
➢	the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 28, 2020), and any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed and which are not otherwise specifically incorporated by reference herein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act at any time prior to the effectiveness of the registration statement containing this prospectus or during the period beginning at the effectiveness of the registration statement and continuing until the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we and the selling stockholders stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Investor Relations Department

Marine Products Corporation

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

(404) 321-7910

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding:

➢	our belief that we have been a leading innovator in the recreational boating industry offering exceptional quality and consumer value;
➢	our belief that our channel inventory is currently at an appropriate level given demand expectations;
➢	our estimates regarding U.S. market share;
➢	our belief that our corporate financial strength and infrastructure, combined with our design, production, and marketing capabilities and nationwide sales presence enable us to compete effectively against our competitors;
➢	our belief that Chaparral and Robalo have long expanded the range of their offerings through insightful, innovative product design and quality manufacturing processes in order to reach an increasingly discerning recreational boating market;
➢	our belief that the strong retail demand for new recreational boats which began in 2020 with the onset of the COVID-19 pandemic has subsided and is normalizing;
➢	our plan to execute on strategic investments, both organic and potential M&A, that we believe will increase our scale, enhance our product offering, and improve our profitability and cash flow;
➢	our key strategies, including operating strategy, growth strategy, and capital allocation strategy;
➢	our belief that our facilities comply in all material aspects with environmental regulations and that we do not currently anticipate that any material expenditure will be required to continue to comply with existing environmental or safety regulations in connection with our existing manufacturing facilities;
➢	our key human capital management objectives;
➢	our belief that the 2022 and 2023 increase in interest rates has reduced retail demand for smaller boats;
➢	our belief that dealer inventories of our boat models as of December 31, 2024 were sufficient to meet the current level of retail customer demand;
➢	our expectation that year-over-year sales comparisons will be generally flat in the near-term, with potential for growth in the second half of 2025;
➢	our strategy to monitor the risk of additional defaults and resulting repurchase obligations based in part on information provided by the third-party floor plan lenders and our plans to adjust the guarantee liability at the end of each reporting period based on information reasonably available at that time;
➢	our plans to continue to actively monitor dealer inventories and order patterns for an uptick in demand and our belief that sales comparisons to the prior year could begin to turn positive in the second half of 2025;
➢	our intentions to pursue acquisitions and form strategic alliances that will enable us to acquire complementary skills and capabilities, offer new products, expand our customer base, and obtain other competitive advantages;
➢	our belief that, except for the Chaparral and Robalo trademarks, we are not dependent upon any single trademark or trade name or group of trademarks or trade names;
➢	our belief that the cost of boat ownership has risen enough to impact retail demand and our belief that we may be more difficult to raise prices in the future to compensate for increased costs of raw materials and components, which could impact our sales and profit margins;
➢	our belief that we maintain all requisite licenses and permits and are in compliance with all applicable federal, state and local regulations;
➢	our belief that the ultimate outcome of any litigation will not have a material effect on our liquidity, financial condition or results of operations;
➢	our plans to continue to monitor the number of boats in dealer inventories and adjust our production levels as we deem necessary to manage dealer inventory levels;
➢	our intentions to monitor order patterns and maintain reduced production levels until more definitive signs of increased demand materialize;
➢	our belief that we may take further interest rate relief to drive increased consumer appetite for new boat purchases;
➢	our belief that our financial results during 2025 will depend on a number of factors, including economic trends, demand for discretionary products, the impact of interest rates on consumer financing options and dealer inventory carrying costs, the effectiveness of our incentive programs, the success of new model launches, and our ability to manage manufacturing costs in light of reduced production levels;
➢	our expectation that capital expenditures during 2025 will be approximately $3.2 million;
➢	our expectations that we will continue to pay regular quarterly cash dividends to common stockholders;

➢	our belief that the liquidity provided by existing cash, cash equivalents, our overall strong capitalization, and cash generated by operations will be sufficient to meet our requirements for at least the twelve months ending February 28, 2026;
➢	our belief that the fair value of our guarantee liability is immaterial;
➢	our belief that despite our agreements with financial institutions, in certain situations, we may decide for business reasons to repurchase boats in excess of the contractual amounts outlined in such agreements;
➢	our estimate of the amount and timing of future contractual obligations; our judgments and estimates with respect to our critical accounting policies and estimates;
➢	our expectation about the impact of new accounting pronouncements on our consolidated financial statements;
➢	our plans to issue additional stock incentives;
➢	our plans to continue to monitor the impact of The Organization for Economic Co-operation and Development Base Erosion and Profit Shifting framework 2.0; and
➢	and our expectation regarding market risk of our investment portfolio, including our intention to invest primarily in money market funds, that such funds are not subject to material interest rate risk, and that we do not expect material changes to our market risk exposures or how those risks are managed.

Forward-looking statements are based on information available at the time those statements are made and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties may include, without limitation:

➢	changes in global and/or national economic conditions;
➢	availability of credit and possible decreases in the level of consumer confidence impacting discretionary spending;
➢	our reliance on third-party dealer floor plan lenders;
➢	business interruptions due to adverse weather conditions;
➢	increased interest rates and fuel prices;
➢	unanticipated changes in consumer demand and preferences;
➢	our dependence on our independent boat dealers or availability of financing of their inventory;
➢	our single operational location;
➢	our ability to insulate financial results against increasing commodity prices;
➢	the impact of disruptions in current supplier relationships;
➢	our ability to purchase construction materials in sufficient quantities and quality;
➢	our ability to identify, complete or successfully integrate acquisitions or strategic alliances;
➢	changing expectations from customers, investors and other stakeholders regarding ESG practices;
➢	competition from other boat manufacturers and dealers;
➢	our potential liability for personal injury and property damage claims;
➢	our ability to comply with environmental and other regulatory requirements;
➢	our dependence on our key personnel and the loss or interruption of the services of such personnel;
➢	risks related to cyber-attacks or other threats, as our operations are dependent on digital technologies and services;
➢	unanticipated disruptions to and constraints in supply chain for key components, and fluctuations in costs of key components such as engines, resins and fiberglass; and
➢	unanticipated changes or disruptions in our supply of engines from key vendors, including Volvo, Yamaha and/or Mercury Marine.

You should also consider the factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K which are incorporated by reference into this prospectus, which could cause our actual results and financial condition to differ materially from estimated results and financial condition. We do not undertake to update our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Our Company

Organization and Overview

Marine Products manufactures fiberglass motorized boats distributed and marketed through its independent dealer network. Marine Products’ product offerings include Chaparral sterndrive and outboard pleasure boats and Robalo outboard sport fishing boats.

Marine Products is a Delaware corporation incorporated on August 31, 2000, in connection with a spin-off from RPC, Inc. (NYSE: RES) (“RPC”). Effective February 28, 2001, RPC accomplished the spin-off by contributing 100% of the issued and outstanding stock of Chaparral to Marine Products, a newly formed, wholly owned subsidiary of RPC, and then distributing the common stock of Marine Products to RPC stockholders.

Marine Products designs, manufactures and sells recreational fiberglass powerboats in the sport boat and sport fishing boat markets. The Company sells its products to a network of 202 domestic and 88 international independent authorized dealers. Marine Products’ mission is to enhance its customers’ boating experience by providing them with high quality, innovative powerboats. The Company’s two brands are Chaparral (sport boats) and Robalo (fishing boats):

➢	Chaparral was founded in 1965 in Ft. Lauderdale, Florida. In 1976, Chaparral moved its operations to a Nashville, Georgia manufacturing site, which had been the previous location of another boat producer. This move provided the business an opportunity to expand manufacturing space and access to a trained workforce, and set the stage for decades of innovation, growth and industry leadership. In 1986, RPC acquired Chaparral.
➢	Robalo was founded in 1969 and was acquired by Marine Products in 2001 in conjunction with the spin-off from RPC as referenced above. At the time of the acquisition Robalo was a struggling brand which Marine Products has since grown to a leading fishing boat manufacturer.

As of December 31, 2024, we had 617 employees.

Corporate Information

Our principal executive office is located at 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329. Our telephone number is (404) 321-7910. Marine Products makes available, free of charge, on its website, marineproductscorp.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports on the same day they are filed with the Securities and Exchange Commission. See “Where You Can Find More Information”.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference”. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

➢	acquisitions of complementary businesses, technologies, product lines and/or other assets;
➢	capital expenditures;
➢	working capital;
➢	debt repayment; and/or
➢	repurchases of shares of our common stock.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement related to a specific offering.

We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information, as of April 15, 2025, with respect to the ownership of shares of our common stock by the selling stockholders listed therein. We will not receive any proceeds from the resale of common stock by the selling stockholders. The following table is based on information provided to us by the selling stockholders as of the date of this prospectus.

The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Shares Beneficially Owned Prior to this Offering			Maximum Number of Shares Offered	Shares Beneficially Owned After this Offering (Assuming All Shares Offered by Selling Stockholders are Sold)
Name of Selling Stockholder	Number		%(1)	Hereby	Number	%(1)
Gary W. Rollins	3,011,683	(2)	8.6	3,011,683	—	*
R. Randall Rollins Voting Trust U/A dated August 25, 1994	21,002,018	(3)	60.1	21,002,018	—	*
Gary W. Rollins Voting Trust U/A dated September 14, 1994	21,001,939	(3)	60.1	21,001,939	—	*
LOR, Inc.	20,658,460	(3)	59.1	20,658,460	—	*
RCTLOR, LLC	1,065,476	(3)	3.1	1,065,476	—	*
Rollins Holding Company, Inc.	343,479	(3)	*	343,479	—	*
WNEG Investments, L.P.	327,258	(2)	*	327,258	—	*
RFT Investment Company, LLC	297,913	(3)	*	297,913	—	*
The Gary W. Rollins Revocable Trust	219,149	(2)	*	219,149	—	*
RFA Management Company, LLC	156,838	(3)	*	156,838	—	*
Pamela R. Rollins	156,299	(5)	*	156,299	—	*
Amy R. Kreisler	97,323	(4)	*	97,323	—	*
Timothy C. Rollins	89,954	(6)	*	89,954	—	*
2007 GWR Grandchildren’s Partnership	71,089	(7)	*	71,089	—	*
The Margaret H. Rollins 2014 Trust	20,247	(8)	*	20,247	—	*

*	denotes a percentage of less than one percent.
(1)	Percentages are based on 34,955,443 shares of our common stock issued and outstanding as of April 15, 2025.
(2)	The amount shown for Mr. Rollins includes: (a) 327,258 shares held by WNEG Investments, L.P., a Georgia limited partnership, (Mr. Gary Rollins is the sole member of the sole general partner of WNEG Investments, L.P.); (b) 219,149 shares held by The Gary W. Rollins Revocable Trust, as to which he is the sole trustee; (c) 1,729,621 shares held by the Richard R. Rollins, Jr. Grantor Trust (265,153 shares), the Robert W. Rollins 2013 Trust (339,701 shares), and the Marital Trust held under the R. Randall Rollins 2012 Trust (1,124,767 shares) ), the trustee of each of which is a corporation over which Mr. Gary W. Rollins has the ability to assert control within sixty days; (d) 4,505 shares held by his spouse; and (e) 731,150 shares of common stock held directly by Mr. Gary W. Rollins. Mr. Rollins is a member of a control group with respect to the Company and has had, within the last three years, the additional material relationships with the Company and its affiliates described below, including directorship. Does not include the LOR Shares or 71,089 shares held by the 2007 GWR Grandchildren’s Partnership of which Mr. Rollins’s spouse is a co-trustee, which are described in notes (3) and (7), respectively. The selling stockholder disclaims beneficial ownership of all shares except to the extent of his pecuniary interest.
(3)	An aggregate of 20,658,460 shares of common stock are beneficially owned by LOR, Inc. The amount shown for LOR, Inc. (the “LOR Shares”) includes the following shares of common stock: (a) 19,138,233 shares held directly by LOR, Inc., a Georgia corporation (the R. Randall Rollins Voting Trust U/A dated August 25, 1994 (the “RRR Voting Trust”) and the GWR Voting Trust U/A dated August 25, 1994 (the “GWR Voting Trust”) each have a 50% voting interest in LOR, Inc.); (b) 156,838 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (c) 1,065,476 shares held by RCTLOR, LLC, a Georgia limited liability company, (LOR, Inc. is the manager of RCTLOR, LLC); and (d) 297,913 shares held by RFT Investment Company, LLC, of which LOR, Inc. is the manager. The RRR and GWR Voting Trusts also hold a 50% voting interest each in Rollins Holding Company, Inc., a Georgia corporation, which holds 343,479 shares. The RRR Voting Trust holds an additional 79 shares directly. Trustees of the RRR Voting Trust and the GWR Voting Trust include Amy R. Kreisler, Pamela R. Rollins, Timothy C. Rollins, and, in the case of the GWR Voting Trust, Gary W. Rollins, who also serve as officers and directors of, and are controlling stockholders of, LOR, Inc. Messrs. Rollins, Ms. Kreisler, and Ms. Rollins are part of a control group with respect to, the Company, and have had, within the last three years, other material relationships with the Company and its affiliates described below. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(4)	The amount shown for Ms. Amy R. Kreisler includes the following shares of common stock: (a) 13,066 shares held by six trusts benefitting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Kreisler is a trustee of each such trust; these six trusts, along with five other similar trusts, the "1976 RRR Trusts"); and (b) 84,257 shares held directly. Ms. Kreisler is a director of, and part of a control group with respect to, the Company and has had, within the last three years, the additional material relationships with the Company and its affiliates described below. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(5)	The amount shown for Ms. Pamela R. Rollins includes the following shares of common stock: (a) 29,757 shares held by nine of the 1976 RRR Trusts (Ms. Rollins is a trustee of each such trust); and (b) 126,542 shares held directly. Ms. Rollins is a member of a control group with respect to the Company and has had, within the last three years, the additional material relationships with the Company and its affiliates described below. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(6)	The amount shown for Mr. Timothy C. Rollins includes the following shares of common stock: (a) 284 shares held by his spouse; (b) 1,291 shares held of record by a minor child under a Uniform Transfers to Minors Act account, over which he possesses voting and dispositive power as custodian of the account; (c) 26,345 shares held by seven of the 1976 RRR Trusts (Mr. Rollins is a trustee of each such trust); and (d) 62,034 shares, over which he possesses sole voting and dispositive power. Mr. Rollins is a director of, and member of a control group with respect to, the Company and has had, within the last three years, the additional material relationships with the Company and its affiliates described below. The selling stockholder disclaims beneficial ownership of these shares except to the extent of the selling stockholder’s pecuniary interest.
(7)	The general partners of this selling stockholder are trusts established for the benefit of the grandchildren of Mr. Gary W. Rollins. Co-trustees include the spouse of Mr. Gary Rollins, Mr. Timothy C. Rollins and Mr. Wesley N. Slagle. Messrs. Rollins have been and are, respectively, directors of the Company, are members of a control group with respect to the Company, and have had, within the last three years, the additional material relationships with the Company and its affiliates described below. Mr. Slagle is an officer of LOR, Inc., and RFA Management Company, LLC, a family investment entity that is managed by LOR, which has had, within the last three years, the additional material relationships with the Company and its affiliates described below
(8)	Co-trustees of the selling stockholder include Ms. Kreisler, Ms. Rollins, and Mr. Timothy C. Rollins, who are members of a control group with respect to the Company and have had, within the last three years, the additional material relationships with the Company and its affiliates described below, including directorships.

Certain Material Relationships Between Selling Stockholders and the Company and Its Affiliates

Amy R. Kreisler, Gary W. Rollins, Timothy C. Rollins and Pamela R. Rollins are members of a control group with respect to the Company, are each directors of LOR, Inc. and serve as officers, directors and/or trustees or executors of other selling stockholders as described herein, as well as other Rollins family-related entities that are affiliates of the Company. Amy R. Kreisler and Timothy C. Rollins are directors of the Company, and Gary W. Rollins and Pamela R. Rollins were directors of the Company for the last three years until April 22, 2025. Until May 17, 2022, Gary W. Rollins was also the Non-Executive Chairman of the Board of the Company and RPC. Amy R. Kreisler and Timothy C. Rollins are directors of RPC, and Gary W. Rollins and Pamela R. Rollins were directors of RPC for the last three years until April 22, 2025. Gary W. Rollins is the Chairman Emeritus of the Board of Rollins, Inc. and was previously its Executive Chairman of the Board and its Chairman of the Board and Chief Executive Officer. Pamela R. Rollins is a director of Rollins, Inc. Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins are siblings and are the respective nieces and nephew of Gary W. Rollins. Since 2022, a subsidiary of RPC has conducted business with companies owned by LOR, Inc. This business has primarily involved the purchase of parts and repair services related to certain of RPC’s oilfield operating equipment. During 2024, RPC made payments totaling approximately $1.6 million to these LOR companies. During the past three years, Rollins, Inc. has entered into pilot sharing and administrative service agreements relating to office, storage and hangar space with LOR, Inc. In 2023, Rollins, Inc. leased an aircraft owned indirectly by Gary W. Rollins for use by Rollins, Inc. from time to time. The pilot sharing and administrative services agreements were amended to add the owner of this plane as a party. RPC provides certain administrative services to the Company on a cost reimbursement basis pursuant to an arrangement that may be terminated upon six months’ notice. The services covered by this arrangement include administration of certain employee benefit programs and other administrative services. Marine Products reimbursed RPC for its estimated allocable share of administrative costs incurred for services rendered on behalf of Marine Products totaling approximately $1.1 million in 2024. RPC and Marine Products Corporation own 50% each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products Corporation is currently a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2024, Marine Products recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $190 thousand for the corporate aircraft. As of February 28, 2025, the selling stockholders as a group beneficially owned approximately 42% of the common stock of Rollins, Inc. and 58.4% of the common stock of RPC. For further information about material relationships among the Company, on the one hand, and the selling stockholders and their affiliates, on the other, see “Certain Relationships and Related Party Transactions” in the Company’s proxy statement on Schedule 14A filed with the SEC on March 12, 2025, and the Company’s other SEC filings that are incorporated herein by reference.

Registration Rights

We and the selling stockholders are party to a registration rights agreement, dated as of February 27, 2025, pursuant to which we have granted the selling stockholders and their permitted transferees the right to require, subject to certain conditions and limitations, us to register for resale all Company common stock held by such stockholders, and certain customary piggy back registration rights with respect to registrations initiated by us. The registration rights agreement also contains customary provisions relating to indemnification. The registration rights agreement has a term of 15 years, and in addition to piggy back registration rights, allows the selling stockholders to make up to two demands for shelf takedowns per year, subject to a maximum of ten takedowns in total and a minimum requirement that at least $10 million of common stock, in the aggregate, be included in each takedown. All registration and filing fees with respect to filings required to be made with the SEC for the selling stockholders shall be paid by LOR, Inc.,(“ LOR”). In addition, LOR shall reimburse the Company for other specified expenses in connection with SEC registration and takedowns from the shelf, subject to specified caps. We are registering the shares of common stock offered by the selling stockholders in this prospectus pursuant to the terms of the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. The following summary description of our capital stock is qualified by reference to the provisions of our Certificate of Incorporation and Bylaws. Our authorized capital stock consists of 74,000,000 shares of common stock, $0.10 par value per share, and 1,000,000 shares of preferred stock, $0.10 par value per share.

Common Stock

As of April 15, 2025, there were 34,955,443 shares of our common stock issued and outstanding. Subject to the rights of stockholders of Marine Products preferred stock, the stockholders of Marine Products common stock:

➢	are entitled to dividends if they are declared by our Board of Directors out of funds legally available therefor;
➢	are entitled to one vote per share on all matters brought before them (voting is noncumulative in the election of directors);
➢	have no preemptive or conversion rights;
➢	are not subject to, or entitled to the benefits of, any redemption or sinking fund provision; and
➢	are entitled upon liquidation to receive the remainder of our assets after the payment of corporate debts and the satisfaction of the liquidation preference of our preferred stock.

Preferred Stock

Our Board of Directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it at the time of issuance. Among the specific matters that our Board of Directors may determine are the rate of dividends, redemption and conversion prices and terms and amounts payable in the event of liquidation and special voting rights. Such rights of the Board of Directors to issue preferred stock may be viewed as having an anti-takeover effect.

Business Combinations with Interested Shareholders

There is one explicit limitation on business combinations with interested shareholders, as follows:

➢	As a public Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15 percent or more of a corporation’s outstanding voting stock) from engaging in a “business combination” with a Delaware corporation for three years following the time such person became an interested stockholder unless:
●	before such person became an interested stockholder, the Board of Directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
●	following the transaction in which such person became an interested stockholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Registration Rights

We and the selling stockholders are party to the registration rights agreement, dated as of February 27, 2025, pursuant to which we have granted the selling stockholders, certain of their affiliates and their permitted transferees the right to require, subject to certain conditions and limitations, us to register for resale securities held by such stockholders and certain customary registration rights with respect to registrations initiated by us. The registration rights agreement also contains customary provisions relating to expenses and indemnification. We are registering the shares of common stock offered by the selling stockholders in this prospectus pursuant to the terms of the registration rights agreement.

Certain Provisions of the Certificate of Incorporation and Bylaws of Marine Products

General

A number of provisions of the Certificate of Incorporation and Bylaws deal with matters of corporate governance and the rights of stockholders. Certain of these provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors, including takeovers which certain stockholders may deem to be in their best interest. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders and could potentially depress the market price of the common stock. The Board of Directors believes that these provisions are appropriate to protect the interests of Marine Products and all of our stockholders.

Meetings of Stockholders

The Bylaws provide that special meetings of the stockholders may be called at any time by the Chairman and shall be called by the Chairman or Secretary on the request in writing or by vote of a majority of the Directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote. The Bylaws also provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the Bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual meeting or special meeting of stockholders.

Indemnification and Limitation of Liability

The Bylaws provide that Directors and Officers shall be, and at the discretion of the Board of Directors, others serving at our request may be, indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Marine Products and further requires the advancing of expenses incurred in defending claims. The Bylaws also provide that the right of directors and officers to indemnification shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. The certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of Directors for monetary damages for breaches of their fiduciary duty. This provision does not alter a Director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

Amendment of Bylaws

The Certificate of Incorporation provides that our Bylaws may be adopted, amended or repealed by the Board of Directors and any Bylaws adopted by the directors may be altered, amended or repealed by the directors or by the stockholders.

Exclusive Forum

The Bylaws provide that, unless we otherwise consent in writing, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) will be the sole and exclusive forum for resolution of (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Marine Products or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (d) any action asserting a claim governed by the “internal affairs doctrine”.

The Bylaws’ exclusive forum provision does not apply to claims arising under the Securities Act or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing of Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “MPX”.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement and/or warrant agency agreement to be entered into between us and either or both of warrant holders and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

➢	the title of such warrants;
➢	the offering price for such warrants, if any;
➢	the aggregate number of such warrants;
➢	the designation and terms of the offered securities purchasable upon exercise of such warrants;
➢	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
➢	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
➢	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
➢	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
➢	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
➢	the currency or currency units in which the offering price, if any, and the exercise price are payable;
➢	if applicable, a discussion of material United States federal income tax considerations;
➢	the antidilution provisions of such warrants, if any;
➢	the redemption or call provisions, if any, applicable to such warrants; and
➢	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

➢	the date of determining the security holders entitled to the rights distribution;
➢	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
➢	the exercise price;
➢	the conditions to completion of the rights offering;
➢	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
➢	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock or preferred stock, depositary shares, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

➢	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
➢	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
➢	if appropriate, any special United States federal income tax considerations applicable to the units; and
➢	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale by us, or the selling stockholders of securities included in this prospectus. We may offer and sell some or all of our securities included in this prospectus, and the selling stockholders may offer and sell shares of our common stock included in this prospectus, in any one or more of the following ways:

➢	to or through underwriters, brokers or dealers;
➢	directly to one or more other purchasers;
➢	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
➢	through agents on a best-efforts basis; or
➢	otherwise through a combination of any of the above methods of sale.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder, as the case may be, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may also enter into hedging transactions with respect to our securities. For example, we or any selling stockholder may:

➢	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
➢	sell shares of common stock short and deliver the shares to close out short positions;
➢	enter into option or other types of transactions that require the selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
➢	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We or any selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling stockholder or borrowed from us or any selling stockholder or others, to settle those sales or to close out any related open borrowings of stock, and may use common stock received from us or any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the common stock of any selling stockholder or in connection with a concurrent offering of other securities.

Each time we or a selling stockholder sells securities pursuant to this prospectus, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

➢	the purchase price of the securities and the proceeds we or the selling stockholder will receive from the sale of the securities;
➢	any underwriting discounts and other items constituting underwriters’ compensation;
➢	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
➢	any commissions allowed or paid to agents;
➢	any other offering expenses;
➢	any securities exchanges on which the securities may be listed;
➢	the method of distribution of the securities;
➢	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
➢	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or any selling stockholder in one or more transactions:

➢	at a fixed price or prices that may be changed;
➢	at market prices prevailing at the time of sale;
➢	at prices related to such prevailing market prices;
➢	at varying prices determined at the time of sale; or
➢	at negotiated prices.

Such sales may be effected:

➢	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
➢	in transactions in the over-the-counter market;
➢	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
➢	through the writing of options; or
➢	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers are obligated to purchase all securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any common stock offered under this prospectus will be listed on the New York Stock Exchange (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or any selling stockholder or through agents designated by us or any selling stockholder from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or any selling stockholder to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or any selling stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

➢	commercial and savings banks;
➢	insurance companies;
➢	pension funds;
➢	investment companies; and
➢	educational and charitable institutions.

In all cases, these purchasers must be approved by us or any selling stockholder, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or any selling stockholder must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or any selling stockholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or any selling stockholder or affiliates of ours or such selling stockholder in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or any selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us or such selling stockholder for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or any selling stockholder for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Arnall Golden Gregory LLP, Atlanta, Georgia. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the selling stockholders, underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Marine Products Corporation

$150,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

and

24,414,029 shares of Common Stock offered by the Selling Stockholders

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities being registered hereby.

Amount to be Paid
Registration fee	$30,014.44
Transfer Agent and Trustee fees and expenses	*
Printing	*
Legal fees and expenses	*
Rating Agency fees	*
Accounting fees and expenses	*
Miscellaneous	*
TOTAL	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Bylaws and Certificate of Incorporation. The Marine Products Corporation Bylaws provide that directors and officers, and any person serving as general counsel, shall be, and at the discretion of the Board of Directors, others serving at the request of the Registrant may be, indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant and further require the advancing of expenses incurred in defending claims. The indemnification described above shall be made if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except with respect to certain suits in connection with indemnification claims, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors. The Bylaws also provide that the right of directors and officers to indemnification shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. The Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

Delaware Law. The Delaware General Corporation Law (“DGCL”) currently requires the Registrant to indemnify a director or officer for all expenses incurred by him or her (including attorney’s fees) when he or she is successful (on the merits or otherwise) in defense of any proceeding brought by reason of the fact that he or she is or was a director or officer of the Registrant. In addition, with respect to all proceedings other than proceedings by or in the right of the Registrant, Delaware law allows the Registrant to indemnify a director or officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, even if the director or officer is not successful on the merits, if he or she:

➢	acted in good faith;
➢	acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and
➢	in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s Certificate of Incorporation, as amended, Bylaws, disinterested director vote, stockholder vote, agreement, or otherwise. In addition, certain of our employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans.

The limitation of liability and indemnification provisions described above may discourage lawsuits against directors for breaches of fiduciary duty. These provisions could also reduce the likelihood of derivative litigation against directors and officers, even when such an action, if successful, might otherwise benefit us and/or our stockholders. In addition, stockholder investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

D&O Insurance. The Registrant maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Registrant.

Item 16. Exhibits

Exhibit Number	Description
1.1†	Form of Underwriting Agreement for Equity Securities.
1.2†	Form of Underwriting Agreement for Depositary Shares.
1.3†	Form of Underwriting Agreement for Purchase Contracts.
1.4†	Form of Underwriting Agreement for Units.
3.1*	Amended and Restated Certificate of Incorporation of Marine Products Corporation dated April 22, 2025.
3.2	Amended and Restated Bylaws of Marine Products Corporation dated January 28, 2025 (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on February 28, 2025).
4.1	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Form 10 filed on February 13, 2001).
4.2

Registration Rights Agreement, dated as of February 27, 2025 between Marine Products Corporation and LOR, Inc. (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2025).

4.3†	Form of Certificate of Designation.
4.4†	Form of Deposit Agreement.
4.5†	Form of Depositary Receipt
4.6†	Form of Warrant Agreement.
4.7†	Form of Warrant.
4.8†	Form of Rights Agent Agreement.
4.9†	Form of Purchase Contract.
4.10†	Form of Unit Agreement.
5.1*	Opinion of Arnall Golden Gregory LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Arnall Golden Gregory LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (filed herewith and included on the signature page of Registration Statement).
107*	Calculation of Filing Fees Table.

*Filed herewith.

†To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Marine Products Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 23, 2025.

Marine Products Corporation
By:	/s/ Ben M. Palmer
Ben M. Palmer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Ben M. Palmer and Michael L Schmit, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE
/s/ Ben M. Palmer
Ben M. Palmer	President and Chief Executive Officer (Principal Executive Officer)	April 23, 2025
/s/ Michael L. Schmit
Michael L. Schmit	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	April 23, 2025

The Directors of Marine Products Corporation (listed below) have each executed a power of attorney, appointing Ben M. Palmer and Michael L. Schmit, or either of them, as their attorney-in-fact, empowering each of them to sign this Registration Statement on their behalf:

Richard A. Hubbell, Director	Timothy C. Rollins, Director
Susan R. Bell, Director	Amy R. Kreisler, Director
John F. Wilson, Director	Stephen E. Lewis, Director
Patrick J. Gunning, Director	Jerry W. Nix, Director

/s/ Ben M. Palmer
Ben M. Palmer
Director and as Attorney-in-Fact For each Director Named Above

April 23, 2025